UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No. )

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Therma-Wave, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THERMA-WAVE, INC.

1250 Reliance Way
Fremont, California 94539

     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
August 17, 2006

To our stockholders:

You are cordially invited to the 2006 Annual Meeting of Stockholders for Therma-Wave, Inc.

Date:	August 17, 2006

Time:	11:00 a.m., Pacific Daylight Saving Time

Place:	1250 Reliance Way, Fremont, California 94539

At the annual meeting, you will have the opportunity to vote:

1.	To elect 4 Class I Directors to serve for a three-year term or until their successors are duly elected; and

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 1, 2007.

     In addition to the formal items of business, Therma-Wave will review the major developments of fiscal 2006 and answer questions that you may have about the company and our activities.

     The proxy statement is a critical element of our corporate governance process. Its purpose is to answer your questions and give you important information regarding our board of directors and senior management. It includes discussions of proposals that require your vote and it contains information describing Therma-Wave’s corporate governance practices.

     Over the past year, Therma-Wave’s board of directors and management team have continued to enhance our corporate governance practices. We will implement further changes as new rules are adopted and as we think appropriate. We hope you will take some time to review our corporate governance practices, which are described in the proxy statement.

     This letter is your notice of the annual meeting and is being sent to stockholders of record as of the close of business on June 16, 2006, who are the only holders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE MEETING. VOTING IN ADVANCE BY MAIL WILL NOT STOP YOU FROM VOTING IN PERSON AT THE MEETING, BUT IT WILL HELP TO ASSURE A QUORUM AND AVOID ADDED COSTS. IF YOU DO ATTEND THE MEETING, YOU MAY PERSONALLY VOTE, WHICH WILL REVOKE YOUR SIGNED PROXY. YOU MAY ALSO REVOKE YOUR PROXY AT ANY TIME BEFORE THE MEETING BY FOLLOWING THE INSTRUCTIONS IN THE PROXY STATEMENT.

     We look forward to seeing you at the meeting.

Sincerely,

JOSEPH PASSARELLO
Senior Vice President, Chief Financial Officer and
Secretary

July 17, 2006

PROXY STATEMENT FOR THE THERMA-WAVE, INC.
2006 ANNUAL MEETING OF STOCKHOLDERS

TABLE OF CONTENTS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

About This Proxy Statement	4
Number of Votes	4
The Quorum Requirement	4
Voting by Proxy	4
Revoking Your Proxy	5
Voting in Person	5
Approving the Proposals	5
The Effect of Broker Non-Votes	5
Submission of Stockholder Proposals	5
The Cost of Soliciting Proxies	5

PROPOSAL ONE: ELECTION OF DIRECTORS

Nominees	6
Vote Required and Recommendation	6
Information about the Directors and Nominees	7

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING APRIL 1, 2007

Audit Committee Recommendation	10
Attendance at the Annual Meeting	11
Fees	11
Pre-approval Policies and Procedures	11
Independence Assessment by Audit Committee	11

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Corporate Governance Philosophy	12
Code of Ethics	12
Director Independence	12
Stockholder Communication with the Board	12
Committees of the Board	12
Director Nomination Process	13
Director Compensation	14
Compensation Committee Interlocks and Insider Participation	14
Director Participation	14
Indemnification of Directors and Executive Officers	15
Related Party Transactions	15

MANAGEMENT

Current Executive Officers	15
Summary Compensation Table	18
Option Grants in Last Fiscal Year	19
Option Exercises in Last Fiscal Year and Fiscal Year End Option Values	19
Shares Authorized for Issuance Under Equity Compensation Plans	19
Employment Agreements of Named Executives	20
Section 16(a) Beneficial Ownership Reporting Compliance	22

PRINCIPAL STOCKHOLDERS	22

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	24

AUDIT COMMITTEE REPORT	26

PERFORMANCE GRAPH	28

WHERE CAN I GET MORE INFORMATION?	29

KEEP YOUR ADDRESS CURRENT	29

APPENDIX A	30

PROXY STATEMENT FOR THE
THERMA-WAVE, INC.
2006 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

About This Proxy Statement

     You have been sent this proxy statement and the enclosed proxy card because Therma-Wave’s board of directors is soliciting your proxy to vote at the 2006 Annual Meeting of Stockholders. This proxy statement summarizes the information that you will need in order to vote at the annual meeting. However, you need not attend the annual meeting in order to vote your shares. You may instead simply complete, sign and return the enclosed proxy card to register your vote.

     This proxy statement and the enclosed proxy card were mailed on or about July 17, 2006 to all stockholders who owned Therma-Wave Common Stock and Series B Mandatorily Redeemable Preferred Stock (“Series B Preferred Stock”) at the close of business on June 16, 2006, who are the only stockholders entitled to vote at the annual meeting. For ten days prior to the annual meeting, a list of Therma-Wave’s stockholders will be open for examination at Therma-Wave’s headquarters by any stockholder for any reason relating to the meeting. As of the record date, there were 37,114,067 shares of Therma-Wave Common Stock and 10,400 shares of Series B Preferred Stock outstanding.

Number of Votes

     The Series B Preferred Stock will be treated as though it had been converted into 6,709,677 shares of Therma-Wave’s Common Stock for purposes of voting on the proposals and will be voted together with the Common Stock as a single class. Each share of Therma-Wave Common Stock you own entitles you to one vote on each proposal at the annual meeting.

The Quorum Requirement

     At the annual meeting, an inspector of elections will determine whether there is a quorum present. A quorum is required to conduct any business at the annual meeting. For a quorum to be present, the holders of a majority of the outstanding shares of Common Stock must be present in person or by proxy. If you mark your proxy card “abstain,” or if your proxy vote is held in street name by your broker and it is not voted on all proposals, your proxy vote will nonetheless be counted as present for purposes of determining a quorum.

Voting by Proxy

     Whether or not you plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided. Returning the proxy card will not affect your right to attend the annual meeting and vote.

     If you fill out your proxy card properly and return it in time to vote, your shares will be voted as you have directed. If you sign the proxy card but do not make any specific indications of how you wish to vote, a proxy representative will vote your shares:

1.	“FOR” the election of the 4 nominees for Class I directors; and

2.	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

     If any other matter is presented at the annual meeting, your shares will be voted in accordance with the proxy representatives’ best judgment. Presently, the company knows of no matters to be addressed at the annual meeting beyond those described in this proxy statement.

Revoking Your Proxy

     If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in the following ways:

  You may send in another proxy with a later date.

  You may notify Therma-Wave’s Secretary in writing before the annual meeting.

  You may attend the meeting and vote in person.

Voting in Person

     If you plan to attend the annual meeting and vote in person, you will be given a ballot when you arrive. However, if your shares are held in the name of your broker, bank, or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on June 16, 2006, the record date for voting.

Approving the Proposals

     At the annual meeting, the 4 nominees for director receiving the greatest number of votes cast in person or by proxy will be elected. If you are present and do not vote, or if you send in your proxy marked “withheld,” your vote will have no impact on the election of those directors as to whom you have withheld votes.

The Effect of Broker Non-Votes

     Under the rules of the NASDAQ National Market, if your broker holds your shares in its name, your broker will be entitled to vote your shares on the proposals even if it does not receive instructions from you. If your broker does not vote your shares, these “broker non-votes” will not be counted as voting either for or against the director nominees.

Submission of Stockholder Proposals

     Proposals of stockholders that are intended to be included in our proxy statement and proxy card relating to our 2007 annual meeting of stockholders, including nominations for directors, must be received by us prior to June 18, 2007. In addition, according to the terms of our bylaws, any nominations for director at next year’s annual meeting should be officially submitted to the company no less than 60 days or more than 90 days prior to the first anniversary of the date of the 2006 annual meeting. Also according to our bylaws, any other proposals to be voted on at the 2007 annual meeting need to be submitted to the company between 60 and 90 days prior to the date of our 2007 annual meeting. Any proposals or director nominations that are received in accordance with our bylaws but are not included in the proxy statement for the 2007 annual meeting may be voted on by the proxy holders at that meeting in their discretion.

     All proposals should be submitted by certified mail, return receipt requested. A stockholder wishing to present a nomination for election of a director or to bring any other matter before an annual meeting of stockholders should request a copy of our bylaws from our Secretary in order to conform to the requirements set forth in those bylaws.

The Cost of Soliciting Proxies

     Therma-Wave will pay all of the costs of soliciting these proxies. In addition to mailing proxy solicitation material, Therma-Wave’s directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication. Therma-Wave will not compensate these directors and employees additionally for this solicitation, but Therma-Wave may reimburse them for any out-of-pocket expenses that they incur in the process of soliciting the proxies. Therma-Wave will arrange for brokers and other custodians, nominees and fiduciaries to forward the solicitation materials to their principals, and Therma-Wave will reimburse them for any out-of-pocket expenses that they reasonably incur in the process of forwarding the materials.

PROPOSAL ONE: ELECTION OF DIRECTORS

     Therma-Wave’s board of directors oversees the business and other affairs of Therma-Wave and monitors the performance of management. In accordance with corporate governance principles, non-employee members of the board do not involve themselves in the day-to-day operations of Therma-Wave. Board members keep themselves informed through discussions with the President and Chief Executive Officer, other key executives and the company’s principal external advisors (such as legal counsel, independent registered public accounting firm, investment bankers and other consultants), by reading reports and other materials that are sent to them and by participating in board meetings.

     Board members are divided into three classes. The term of service for each class expires in a different year, with each director serving a term of three years, or until a successor is elected. The term of our Class I directors expires at this year’s annual meeting. The term of our Class II directors will expire at our annual meeting in 2007 and the term of our Class III directors will expire at our annual meeting in 2008. As of July 17, 2006, 10 individuals were serving on the board and there were no vacancies on our board.

Nominees

     The Nominating and Governance Committee, consisting solely of independent directors as determined under the rules of the NASDAQ National Market, recommended the nominees set forth in this Proposal One, each of whom is an incumbent Director. Based on that recommendation, the members of the Board of Directors unanimously resolved to nominate such individuals for election. The 4 nominees for election as Class I Directors by the stockholders are:

  G. Leonard Baker, Jr.;

  Gregory Graves;

  Boris Lipkin; and

  John Willinge

     If elected, the nominees will serve as Directors until the Company’s annual meeting of stockholders in 2009, or until their successors are duly elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or a vacancy occurs before the election, the proxies may be voted for such substitute nominees as the Board of Directors may designate. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a Director.

Vote Required and Recommendation

     If a quorum is present and voting, the four nominees for Class I Directors receiving the highest number of affirmative votes will be elected as Class I Directors. Votes withheld from any Director and broker non-votes are counted for purposes of determining the presence or absence of a quorum but have no other legal effect on the selection of nominees for Directors.

Information about the Directors and Nominees

     The following table sets forth certain information with respect to the Company’s Board of Directors as of the date of this proxy statement:

Nominees for Election as Class I Directors

	Positions Held with	Background and Positions Held
Name of Director	Therma-Wave	with other Companies	Age

G. Leonard Baker, Jr.	Director since 1997; chairman of the compensation committee; and member of audit and nominating and corporate governance committees.	Managing Director or General Partner of Sutter Hill Ventures since 1973. Mr. Baker serves as a director of Corcept Therapeutics Inc. and Praecis Pharmaceuticals Inc. He also serves as a director for several privately held companies.	63

Gregory Graves	Director since 2005; member of audit and nominating and corporate governance committees.

Mr. Graves is Senior Vice President Strategic Planning and Business Development of Entegris. Previous to this role, he served as the Chief Business Development Officer of Entegris Minnesota since September 2002 as well as Senior Vice President of Finance from September 2003 to September 2004. Prior to joining Entegris Minnesota, Mr. Graves held positions with Deloitte and Touche, General Motors, The Pillsbury Company, RBC Capital Markets and most recently at U.S. Bancorp Piper Jaffray from June 1998 to August 2002. Mr. Graves has extensive experience in accounting, investment banking as well as corporate development and is a CPA. He holds a B.S. and Masters in Accounting from the University of Alabama and an MBA from the Darden School at the University of Virginia.

46

Boris Lipkin	President, Chief Executive Officer and Director since 2003.

Prior to joining Therma-Wave in 2003, Mr. Lipkin served as Senior Vice President of ASML Holding NV. Prior to ASML’s acquisition of Silicon Valley Group (SVG), Mr. Lipkin served in various capacities at SVG including President of the Track Division. Before joining SVG in 1995, Mr. Lipkin was Vice President and General Manager of the Thin Films Division of Varian Associates from 1992 to 1995 and Senior Engineering Manager for the Equipment Technology Group of the Micro Electronics Division of IBM from 1978 to 1992. Mr. Lipkin has an electro-mechanical engineering degree from the Polytechnic Institute in Kharkov, Ukraine.

58

	Positions Held with	Background and Positions Held
Name of Director	Therma-Wave	with other Companies	Age

John Willinge	Director since 2005; member of compensation and nominating and corporate governance committees.

Mr. Willinge is the founder of Alverstoke Capital Group LLC, an investment management firm based in New York. Prior to forming Alverstoke, he was most recently a Partner at Thomas Weisel Partners LLC where he managed an investment fund. Previously, he was Executive Director of direct investments for a high net worth family. Mr. Willinge also worked at Goldman, Sachs & Co. and Rothschild. Prior to entering the finance industry, Mr. Willinge worked as an operations engineer. Mr. Willinge has 14 years experience in corporate finance, mergers and acquisitions, and investment management and has served as a member of the board of directors of a number of public and private companies. Mr. Willinge received a Master of Business Administration from Harvard Business School, a Bachelor of Commerce from the University of Western Australia, and a Bachelor of Applied Science from Curtin University of Technology.

39

Class II Directors

	Positions Held with	Principal Occupation of Board Members
Name of Director	Therma-Wave	During the Past Five Years	Age

Peter R. Hanley	Director since 2004 and member of compensation and nominating and corporate governance committees.	Dr. Hanley recently retired from full time service as president of Novellus Systems, Inc. He continues as a part time advisor to the chairman and CEO of Novellus and serves as a director of several companies engaged in the semiconductor equipment industry and Micro Electric Mechanical Systems (MEMS) technologies. For ten years prior to being appointed president, he served as executive vice president of Worldwide Sales and Service. Dr. Hanley has previously held senior management positions at Applied Materials, Inc. and Varian Associates.	67

Nam P. Suh	Director since 2004 and member of compensation and nominating and corporate governance committees.	Dr. Nam P. Suh is the Ralph E. & Eloise F. Cross Professor, and director of The Park Center for Complex Systems at MIT. He was the head of the Department of Mechanical Engineering at MIT for ten years from 1991-2001 and has been a member of the MIT faculty since 1970. In October 1984, he accepted a Presidential Appointment at the National Science Foundation (NSF) where he was in charge of engineering. Dr. Suh serves as a director of Integrated Device Technology, Parker Vision, Inc. He also serves as a director for several privately held companies.	70

	Positions Held with	Principal Occupation of Board Members
Name of Director	Therma-Wave	During the Past Five Years	Age

Lawrence Tomlinson	Director since 2004; chairman of the audit committee; and member of the nominating and corporate governance committee.	Mr. Tomlinson recently retired as senior vice president and treasurer for Hewlett-Packard Company. He has a broad global financial and administrative background that includes expertise in controllership, tax, treasury, order fulfillment, information technology, distribution, logistics, and financial strategic alliances. Mr. Tomlinson satisfies the requirements of a “financial expert” for the audit committee as required by the Sarbanes-Oxley Act of 2002 and as defined by the Securities and Exchange Commission. Mr. Tomlinson serves as a director of Salesforce.com and Coherent, Inc.	65

Class III Directors

	Positions Held with	Principal Occupation of Board Members
Name of Director	Therma-Wave	During the Past Five Years	Age

David E. Aspnes	Director since 2001; current secretary of the nominating and corporate governance committee; and member of compensation committee.

Dr. Aspnes is a Distinguished University Professor of Physics at North Carolina State University. Prior to joining NCSU in 1992, Dr. Aspnes was a Department Head at Bell Communications Research, Inc., for eight years and a Member of the Technical Staff of Bell Laboratories for 17 years. Among his numerous honors, Dr. Aspnes was elected to the National Academy of Sciences in April 1998, an honor reserved for a very select few researchers who have made significant contributions to scientific theory and practice. Dr. Aspnes is the inventor of the technique of spectroscopic ellipsometry that is one of the principal methods used for the determination of the properties of materials and thin films in the semiconductor industry.

67

John D’Errico	Director since 2001; current chairman of the nominating and corporate governance committee; and member of the audit committee.	Mr. D’Errico has worked with LSI Logic Corporation and is the former Executive Vice President, Storage & Communications Components where he was in charge of the product planning and development, engineering and marketing efforts for LSI Logic’s Communications and Storage Components businesses. Mr. D’Errico serves as a director of SBE, Inc.	63

	Positions Held with	Principal Occupation of Board Members
Name of Director	Therma-Wave	During the Past Five Years	Age

Papken S. Der Torossian	Chairman of the Board and Director since 2003.

Mr. Der Torossian was Chairman of the Board and Chief Executive Officer of Silicon Valley Group (SVGI), which was acquired by ASML. Earlier, he was credited for turning around several companies and operations, including as President of ECS Microsystems and President of the Santa Cruz Division of Plantronics, Inc. Prior to that, Mr. Der Torossian spent four years at Spectra-Physics and twelve years with Hewlett-Packard in a number of management positions. Mr. Der Torossian was formerly on the Board of Directors of the Silicon Valley Manufacturing Group (SVMG) and on the Board of the Semiconductor Industry Supplier Association (SISA). He was also Chairman of the Semiconductor Equipment and Materials International Environmental, Health & Safety Committee (SEMI EHS), and has served as Chairman of Semi/Sematech. Mr. Der Torossian is currently the Chairman of Vistec Semiconductor Systems, Inc. and Managing Director of Crest Enterprise LLC. Mr. Der Torossian holds a B.S.M.E. degree from MIT and a M.S.M.E. degree from Stanford University. Mr. Der Torossian serves as a director of Parker Vision. He also serves as a director for several privately held companies.

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     If any director resigns, dies or is otherwise unable to serve out a complete term, or the board increases the number of directors, the board may fill the vacancy through a majority vote of those serving at that time. Messrs. Baker and Lipkin were originally recommended to our nominating and corporate governance committee by current board members. Messrs. Graves and Willinge were recommended by the Series B Redeemable Convertible Preferred Stockholders.

     The board of directors recommends a vote FOR the election of Messrs. Baker, Graves, Lipkin and Willinge as Class I Directors.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING April 1, 2007.

Audit Committee Recommendation

     The Audit Committee has the sole authority to retain or dismiss our independent registered public accounting firm. The Audit Committee has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit the consolidated financial statements of the Company for its 2007 fiscal year. Before making its determination, the Audit Committee carefully considered that firm’s qualifications as an independent registered public accounting firm.

     The Board of Directors, following the Audit Committee’s determination, unanimously recommends that the stockholders vote for ratification of such appointment.

     Although ratification by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee may reconsider its selection.

Attendance at the Annual Meeting

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Fees

     The following table sets forth the aggregate fees charged by PricewaterhouseCoopers LLP for the following services during fiscal years 2006 and 2005. Under the SEC’s rule on auditor independence, the fees are categorized as follows:

	2006	2005 (1)
Audit fees	$1,508,000	$1,946,000
Audit-related fees	68,000	30,000
Tax fees	—	—
All other fees	—	—
Total	$1,576,000	$1,976,000

____________________

(1)	Audit fees for fiscal 2005 have been revised from that previously presented to include $1,057,000 billed by PricewaterhouseCoopers LLP in fiscal 2006.

     Audit fees. Aggregate fees for the fiscal years ended April 2, 2006 and April 3, 2005, respectively, were for professional services rendered for the audits of our consolidated financial statements and reviews of our unaudited condensed consolidated interim financial statements, issuance of consents and assistance with review of documents filed with the SEC, including filings related to the issuance of Series B Mandatorily Redeemable Convertible Preferred Stock and warrants on November 22, 2005. Audit fees for fiscal 2006 and 2005 also included the audit of management’s report on the effectiveness of our internal control over financial reporting and the effectiveness of internal control, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

     Audit-related fees. For the fiscal year ended April 2, 2006, audit-related fees related to accounting consultations for the Series B Mandatorily Redeemable Convertible Preferred Stock and warrants and the sale of our CCD-i product line. For the fiscal year ended April 3, 2005, audit-related fees related to Section 404 readiness services.

     Tax fees. For the fiscal years ended April 2, 2006 and April 3, 2005 there were no tax services provided.

     All other fees. For the fiscal years ended April 2, 2006 and April 3, 2005, fees for services other that those described above.

Pre-approval Policies and Procedures

     Our audit committee pre-approves all non-audit services provided to us by our independent registered public accounting firm. According to our revised audit committee charter, a copy of which is filed as an appendix to this proxy statement, this pre-approval authority may be delegated to a single member of the audit committee and then reviewed by the entire audit committee at the committee’s next meeting. Approvals of non-audit services will be publicly disclosed in our periodic reports filed with the SEC.

Independence Assessment by Audit Committee

     Our audit committee has considered the role of PricewaterhouseCoopers LLP in providing certain non-audit services to Therma-Wave and has concluded that such services are compatible with PricewaterhouseCoopers LLP’s independence as our independent registered public accounting firm.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Corporate Governance Philosophy

     The board of directors believes that adherence to sound corporate governance policies and practices is important in ensuring that Therma-Wave is governed and managed with the highest standards of responsibility, ethics and integrity and in the best interests of our stockholders.

     Therma-Wave’s business affairs are conducted under the direction of the board in accordance with the Delaware General Corporation Law as implemented by our certificate of incorporation and bylaws. The role of the board of directors is to effectively govern the affairs of the company for the benefit of our stockholders and, to the extent appropriate under Delaware law, other constituencies, which include our employees, customers and the communities in which we do business. The board strives to ensure the success and continuity of our business through the selection of a qualified management team. It is also responsible for ensuring that Therma-Wave’s activities are conducted in a responsible and ethical manner.

Code of Ethics

     Our board has adopted a Code of Ethics that is applicable to all of our employees worldwide, including all of our directors, our Chief Executive Officer and our Chief Financial Officer. Our Code of Ethics, which satisfies the requirements of applicable Securities and Exchange Commission rules, contains written standards that are designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest; full, fair, accurate, timely and understandable public disclosures and communications, including financial reporting; compliance with applicable laws, rules and regulations; prompt internal reporting of violations of the code; and accountability for adherence to the code. A copy of the Code of Ethics is available as an exhibit to our annual report on Form 10-K for the year ended March 28, 2004 and is posted on our Internet website at www.thermawave.com. We will disclose any waivers or amendments to the Code of Ethics on our website at www.thermawave.com.

Director Independence

     The board believes that the interests of the stockholders are best served by having a substantial number of objective, independent representatives on the board.

     The board has recently evaluated all relationships between each director and Therma-Wave and has determined that all of our directors, other than Mr. Lipkin, who is our President and Chief Executive Officer, and other than Mr. Der Torossian, our Chairman of the Board, are independent.

Stockholder Communication with the Board

     Stockholders may communicate concerns to any director, board committee member or the entire board by writing to the following address: Therma-Wave, Inc., 1250 Reliance Way, Fremont, California 94539, attention Corporate Secretary. Please specify to whom your correspondence should be directed. The Corporate Secretary will promptly forward all correspondence to the relevant director, committee member or the full board as indicated in the correspondence.

     We do not currently have a policy that requires all of our directors to attend our annual stockholder meeting. All of the directors then serving attended our 2005 annual meeting.

Committees of the Board

     Our board has three standing committees to assist it in its oversight responsibilities: the compensation committee, the audit committee and the nominating and corporate governance committee.

     Compensation Committee. The compensation committee reviews, approves and recommends to the board the amounts and types of compensation to be paid to our executive officers; reviews, approves and recommends to the board all bonus and equity compensation to be paid to other Therma-Wave employees; and administers our stock-based compensation plans. Messrs. Aspnes, Baker, Hanley, Suh and Willinge currently serve on our compensation committee. Mr. Baker is the chairman of the committee. The compensation committee is comprised entirely of directors who satisfy the standards of independence applicable to compensation committee members established under applicable law and NASDAQ listing requirements. The compensation committee met four times during fiscal 2006.

     Audit Committee. The audit committee assists the board in fulfilling its responsibilities to provide oversight with respect to Therma-Wave’s financial statements and reports and other disclosures provided to stockholders, our system of internal controls, the audit process and legal and ethical compliance. Our audit committee reports to the board regarding our independent registered public accountants, the scope and results of our annual audits, compliance with our accounting and financial policies and management’s procedures and policies relative to the adequacy of our internal accounting controls. The audit committee is responsible for the appointment, compensation and oversight of the company’s independent registered public accounting firm, and for the pre-approval of audit services and fees and permissible non-audit services and fees. The independent registered public accounting firm reports directly to the audit committee. The committee approves all related party transactions, and has the authority to engage independent counsel and other outside advisors.

     Messrs. Baker, D’Errico, Graves and Tomlinson are currently serving on our audit committee. Mr. Tomlinson is the chairman of the committee. The audit committee meets NASDAQ’s size, independence and experience requirements. The board has determined that Mr. Tomlinson, the chairman of the audit committee, qualifies as a “financial expert” under the current rules of the SEC. The audit committee met eleven times during fiscal 2006.

     Nominating and Corporate Governance Committee. The nominating and corporate governance committee identifies, evaluates and recommends to the board of directors candidates for election to the board. The committee also develops and recommends appropriate corporate governance guidelines, recommends policies and standards for evaluating the overall effectiveness of the board in the governance of Therma-Wave and undertakes such other activities as may be delegated to it from time to time by the board.

     Messrs. Aspnes, Baker, D’Errico, Graves, Hanley, Suh, Tomlinson and Willinge currently serve on our nominating and corporate governance committee. Mr. D’Errico is the chairman of the committee, and Mr. Aspnes is the secretary. The board has determined that each current member of the nominating and corporate governance committee meets the SEC’s and NASDAQ’s independence requirements. This committee met one time during fiscal 2006. A copy of the committee’s charter is attached as Appendix B to our proxy statement relating to our 2004 annual stockholders meeting.

Director Nomination Process

     Our nominating and corporate governance committee has the responsibility for identifying potential director nominees. The committee is open to accepting recommendations from a variety of sources including stockholders, directors and employees of the company and outside search firms. The four director nominees at this year’s annual meeting are current board members, and we paid no fees to any third parties in connection with identifying them. The nominating and corporate governance committee may in the future engage the assistance of third parties to identify and evaluate potential director nominees, as it deems appropriate.

     The committee uses the same process for evaluating all candidates regardless of the source of the nomination. The process for selecting director nominees entails making a preliminary assessment of each candidate based upon his or her resume and other biographical information, his or her willingness to serve and other background information. If the director nominee is a current board member, the nominating and corporate governance committee also considers prior board performance and contributions. The committee does not have a specific list of minimum qualifications it considers necessary to any candidate, but will evaluate each candidate on his or her own merits in light of the company’s needs at the time of the nomination. Based upon this preliminary assessment, candidates who appear to be the best fit will be invited to participate in a series of interviews. At the conclusion of this process, if it is determined that the candidate will be a good fit, the nominating and corporate governance committee will recommend the candidate to the board for election.

     While the nominating and corporate governance committee is responsible for recommending candidates for election as directors at the annual meeting, stockholders also have an opportunity to nominate candidates for election to the board. In general, any stockholder wishing to do so must send notice of the intent to make a nomination to the secretary of Therma-Wave at least 60 but not more than 90 days prior to the first anniversary of the date of the 2006 annual meeting. The notice must contain biographical information about the nominee as required by federal securities laws and regulations and also information identifying the stockholder making the nomination and any beneficial owners on whose behalf the nomination is made. Further details about how a stockholder may nominate a person to serve on the board of directors can be found in our bylaws. A stockholder wishing to nominate a candidate must also comply with the notice requirements described above under “Information About The Annual Meeting and Voting--Submission of Stockholder Proposals.”

Director Compensation

     Mr. Der Torossian is an employee of the company and currently receives a salary of $160,000 a year for his services as Chairman of the Board. In lieu of providing Mr. Der Torossian medical insurance benefits, the company reimburses him for the medical insurance premiums he pays. This amount totaled $12,192 for the 2006 fiscal year. Mr. Lipkin is also an employee of the company and received approximately $413,000 for his services in fiscal year 2006 as President, Chief Executive Officer and Director.

     All other directors receive $15,000 as annual compensation for their service. Those independent directors who are chairpersons or secretaries of board committees receive an additional $2,500 per year. In addition, our non-employee directors are compensated as follows for each board or committee meeting which they attend:

  $2,500 for in-person attendance, and $1,500 for telephonic attendance, at each regularly scheduled board meeting;

  $1,500 for in-person attendance, and $500 for telephonic attendance, at each special meeting of the board; and

  $1,500 for in-person attendance and $500 for telephonic attendance, at a board committee meeting if the committee meeting is not held on the same day as a board meeting.

     Our non-employee directors also generally receive an initial stock option grant of 20,000 shares and yearly grants of 10,000 shares. Mr. Der Torossian and Mr. Lipkin were not granted any stock options in 2006. Our directors are also eligible to receive additional stock option grants as the board determines. Directors are reimbursed for their out-of-pocket expenses incurred in connection with their services.

Compensation Committee Interlocks and Insider Participation

     The compensation committee is currently comprised of Messrs. Aspnes, Baker, Hanley, Suh and Willinge. During our fiscal year ended April 2, 2006, no compensation committee member was a current or former officer or employee of the company or its subsidiaries. No executive officer of the company served as a member of the compensation committee of, or as a director of, any company where an executive officer of that company is a member of our board of directors or compensation committee. See “Related Party Transactions” for a description of certain related party transactions in which members of the compensation committee may have a direct or indirect interest.

Director Participation

     The board held 14 meetings during fiscal 2006 which ended on April 2, 2006. All board members that served on the board for all of fiscal 2006 participated in 75 percent or more of the aggregate of the total number of board meetings held during their periods of service in fiscal 2006 and the total number of board committee meetings on which they served during their periods of service in fiscal 2006.

Indemnification of Directors and Executive Officers

     Therma-Wave has agreed to provide indemnification for our board members and executive officers beyond the indemnification provided for in the Delaware General Corporation Law as provided for in our Amended and Restated Certificate of Incorporation and bylaws.

Related Party Transactions

     Mr. Aspnes is an owner and director of Aspnes Associates, Inc. We use Aspnes Associates, Inc. for consulting service on various engineering projects and paid $7,400 to Aspnes Associates, Inc. during fiscal 2006.

     Mr. D’Errico is the former Executive Vice President, Storage Components of LSI Logic Corporation. Our revenues from sales to LSI Logic Corporation in fiscal 2006 were $340,000.

     Mr. Hanley is the former President of Novellus Systems, Inc. and is currently President Emeritus of Novellus. Our revenues from sales to Novellus Systems, Inc. in fiscal 2006 were $144,000.

     Dr. Suh is a director of the Manufacturing Institute at MIT. We used MIT for consulting service on various projects and have incurred and paid $115,000 during fiscal 2006.

MANAGEMENT

Current Executive Officers

	Positions Held with	Background and Positions Held
Name of Officer	Therma-Wave	with other Companies	Age

Papken S. Der Torossian	Chairman of the Board and Director since 2003.	Mr. Der Torossian was Chairman of the Board and Chief Executive Officer of Silicon Valley Group (SVGI), which was acquired by ASML. Earlier, he was credited for turning around several companies and operations, including as President of ECS Microsystems and President of the Santa Cruz Division of Plantronics, Inc. Prior to that, Mr. Der Torossian spent four years at Spectra-Physics and twelve years with Hewlett-Packard in a number of management positions. Mr. Der Torossian was formerly on the Board of Directors of the Silicon Valley Manufacturing Group (SVMG) and on the Board of the Semiconductor Industry Supplier Association (SISA). He was also Chairman of the Semiconductor Equipment and Materials International Environmental, Health & Safety Committee (SEMI EHS), and has served as Chairman of Semi/Sematech. Mr. Der Torossian is currently the Chairman of Vistec Semiconductor Systems, Inc. and Managing Director of Crest Enterprise LLC. Mr. Der Torossian holds a B.S.M.E. degree from MIT and a M.S.M.E. degree from Stanford University. Mr. Der Torossian serves as a director of Parker Vision. He also serves as a director for several privately held companies.	67

	Positions Held with	Background and Positions Held
Name of Officer	Therma-Wave	with other Companies	Age

Boris Lipkin	President, Chief Executive Officer and Director since 2003.	Prior to joining Therma-Wave in 2003, Mr. Lipkin served as Senior Vice President of ASML Holding NV. Prior to ASML’s acquisition of Silicon Valley Group (SVG), Mr. Lipkin served in various capacities at SVG including President of the Track Division. Before joining SVG in 1995, Mr. Lipkin was Vice President and General Manager of the Thin Films Division of Varian Associates from 1992 to 1995 and Senior Engineering Manager for the Equipment Technology Group of the Micro Electronics Division of IBM from 1978 to 1992. Mr. Lipkin has an electro-mechanical engineering degree from the Polytechnic Institute in Kharkov, Ukraine.	58

John Mathews	Vice President, Manufacturing and Factory Operations since 2005.	Mr. Mathews has over thirty years of experience in operations, engineering, and customer service with technology companies. He joined Therma-Wave in 2004 from his most recent position at Metron Technology where he was Vice President and General Manager of the Equipment Solutions Group. Prior to that position, he was Vice President of U.S. Engineering Operations at Adaptec. Mr. Mathews also served as Vice President, Worldwide Service, at Silicon Valley Group from 1993 to 2000 and in various senior management positions at KLA-Tencor from 1979 to 1992. Mr. Mathews holds BSEE, MSEE and MSIA degrees from Purdue University.	57

Jon Opsal	Chief Technical Officer since 2000.	Mr. Opsal has served in several research and management positions since starting with Therma-Wave in 1982, including Senior Scientist, Manager of Analytical Software, Manager of the Physics Department, Manager of Research and Development and Director of Research and Development. Prior to joining Therma-Wave, Dr. Opsal was a physicist at the Lawrence Livermore National Laboratory from 1978 to 1982 and a Research Associate and Assistant Professor at Michigan State University from 1974 to 1978. Dr. Opsal holds a Bachelor of Arts degree in physics and mathematics from Eastern Washington University and Master of Science and Ph.D. degrees in physics from Michigan State University.	65

	Positions Held with	Background and Positions Held
Name of Officer	Therma-Wave	with other Companies	Age

Joseph Passarello	Senior Vice President, Chief Financial Officer, and Secretary since 2005	Mr. Passarello has over twenty years of fiscal management and operational expertise. From 2002 to 2005, Mr. Passarello served as Vice President and Corporate Controller of JDS Uniphase Corporation, a publicly traded company. Prior to that position, he served as the Vice President of Finance for the U.S. operations of ASML Holding N.V., a Holland-based manufacturer of semiconductor processing capital equipment. Mr. Passarello also served as Vice President and Treasurer of Silicon Valley Group, Inc., a manufacturer of semiconductor processing equipment, prior to its acquisition by ASML Holding, N.V. His professional experience also includes senior finance and accounting positions with Verilink Corporation, Hitachi Data Systems, Inc., and Deloitte & Touche. Mr. Passarello earned a master’s degree in business administration from the Leavey School of Business at Santa Clara University as well as a bachelor of science degree in accounting from St. Mary’s College of California, and is a certified public accountant.	45

Raul Tan	Vice President of Engineering since August 2005	Mr. Tan has over twenty years of experience in the management of product engineering and software development of semiconductor equipment companies. He came to Therma-Wave in 1999 from Aehr Test Systems, where he was Vice President of Research & Development Engineering. Prior to that position, he served as Director of Software at Lam Research Corporation. Mr. Tan has also held management positions with General Signal Corporation’s Semiconductor Group. He was a founding member of MESA, now called MESC (Modular Equipment Standards Committee), a part of SEMI. Mr. Tan has several patents and publications related to semiconductor process metrology and characterization. He received his Master of Engineering in Robotics from Carnegie-Mellon University and a B.S. cum laude in Mechanical Engineering from De La Salle University.	46

	Positions Held with	Background and Positions Held
Name of Officer	Therma-Wave	with other Companies	Age

Noel Simmons	Vice President, Human Resources and Facilities since 2000.	Prior to joining Therma-Wave in 1989, Mr. Simmons was the Director of Human Resources for several divisions within the Semiconductor Equipment Operations Group of the Eaton Corporation from 1981 to 1989, the Industrial Relations Manager for the Analog Division of the Signetics Corporation (now, U.S. Philips) from 1979 to 1981, and the Western Regional Personnel Manager for VWR Scientific from 1976 to 1979. From 1973 to 1983, and served as an officer in the United States Air Force. Mr. Simmons holds a BA degree in Psychology from the University of California at Berkeley, and an MBA degree from California State University, San Francisco.	58

Summary Compensation Table

     Executive officers of the company are appointed by and serve at the discretion of the board. The following table shows information concerning the compensation paid or accrued for the fiscal year ended April 2, 2006 for each of the executive officers named below.

						Long-Term Compensation
		Annual Compensation				Awards
					Other Annual	Securities
	Fiscal				Compensation	Underlying	All Other
Name and Position	Year	Salary	Bonus		(1)	Options	Compensation

Boris Lipkin	2006	$400,000	$—		$13,310	—	$—
President and Chief	2005	370,577	50,150		12,975	200,000	1,475	(2)
Executive Officer	2004	320,000	—		12,975	300,000	—

Joseph Passarello (3)	2006	$205,975	$—		$10,781	150,000	$—
Senior Vice President,
Chief Financial Officer,
and Secretary

Jon L. Opsal	2006	$254,600	$—		$2,082	25,000	$3,350	(5)
Senior Vice President,	2005	248,943	150		975	30,000	50,505	(4)
Chief Technology Officer	2004	229,321	—		975	80,000	5,700	(5)

Brian Renner (6)	2006	$196,461	$43,670	(7)	$7,154	50,000	$—
Vice President	2005	187,250	91,297	(7)	6,975	65,000	—
Worldwide Sales	2004	3,365	—		288	50,000	—

Raul Tan	2006	$208,536	$—		$1,092	35,000	$—
Vice President of	2005	192,796	150		1,059	3,600	72,549	(2)
Engineering	2004	186,777	—		1,053	50,000	—

____________________

(1)	Amount includes car allowances and amounts paid pursuant to the company’s cafeteria benefits plan.

(2)	Amounts paid out after termination of the company’s Executive Deferred Compensation Plan.

(3)	Messr. Passarello was hired during fiscal 2006.

(4)	Includes $4,350 in invention award and $46,155 paid after termination of the company’s Executive Deferred Compensation Plan.

(5)	Cash paid as invention award.

(6)	Messr. Renner was hired during fiscal year 2004.

(7)	This amount is all attributable to sales commissions.

Option Grants in Last Fiscal Year

     The following table shows information regarding stock options granted by the company to the named executive officers during our last fiscal year:

					Potential Realizable
		% of Total			Value at Assumed
	Number of	Options			Annual Rate of Stock
	Securities	Granted in	Exercise		Price Appreciation for
	Underlying	Last Fiscal	Price Per	Expiration	Option Term
Name	Options	Year	Share (a)	Date (b)	5%	10%
Boris Lipkin	—	—%	$—	—	$—	$—
Joseph Passarello	150,000	12.49%	$1.47	5/03/15	138,671	351,420
Jon Opsal	25,000	2.08%	$1.91	8/16/15	30,030	76,101
Brian Renner	50,000	4.16%	$1.58	2/05/16	49,683	125,906
Raul Tan	35,000	2.91%	$1.91	8/16/15	42,042	106,582
____________________

(a)	The exercise price was determined based upon the closing price of our stock on the day prior to the grant.

(b)	Options will generally expire on the earlier of 90 days after the date of termination of employment or the date indicated above.

Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

     No options were exercised by any named executive during the company’s last fiscal year. The following table shows information for the named executives concerning options outstanding at the end of the last fiscal year:

	Number of Securities	Value of Unexercised
	Underlying	In-the-Money Options
	Unexercised Options	at Fiscal Year-End
	at Fiscal Year End	($)(a)
	Unexercisable/	Unexercisable/
Name	Exercisable	Exercisable
Boris Lipkin	362,501 / 637,499	$185,626 / $624,374
Joseph Passarello	150,000 / 0	$243,000 / $0
Jon Opsal	70,417 / 234,238	$21,938 / $59,062
Brian Renner	111,147 / 53,853	$81,000 / $0
Raul Tan	39,228 / 56,072	$2,195 / $5,905
____________________

(a)	Based on the closing price of the Common Stock at April 2, 2006.

Shares Authorized for Issuance Under Equity Compensation Plans

     The following table summarizes the total shares of our Common Stock that may be received by holders upon the exercise of currently outstanding options, the weighted average exercise price of those outstanding options, and the number of shares of our Common Stock that are still available for future issuance under our equity compensation plans after considering the stock options currently outstanding as of April 2, 2006. All of the options described below have been or can be issued pursuant to our 1997 Stock Purchase and Option Plan, our 1997 Employee Stock Purchase and Option Plan, our 1997 Special Employee Stock Purchase and Option Plan, our 2000 Equity Incentive Plan and our 2000 Employee Stock Purchase Plan as of April 2, 2006. All of these plans have been approved by our stockholders.

	Number of
	Shares to be	Weighted	Number
	Issued Upon	Average	of Shares
	Exercise of	Exercise Price	Remaining
	Outstanding	of Outstanding	Available for
	Stock Options(1)	Stock Options(1)	Future Issuance
Plan Category
Equity compensation plans approved by
stockholders
Stock option plans	5,136,655	$3.66	2,798,744	(2)
Employee Stock Purchase Plan(1)			1,180,662
Total			3,979,406
____________________

(1)	The number of securities to be issued upon the exercise of outstanding options and the weighted average exercise price of outstanding options under our 2000 Employee Stock Purchase Plan cannot be determined prior to the actual purchase dates under the plan.

(2)	The number of shares available for issuance under our 2000 Equity Incentive Plan increases each year by one percent of the total shares of our outstanding Common Stock pursuant to the terms of the plan.

Employment Agreements of Named Executives

     We have employment agreements with Messrs. Lipkin, Passarello and Opsal.

     Under their respective employment arrangements, the named executive officers currently receive:

  An annual base salary subject to review by the board and our president or chief executive officer. Their base salaries as of May 1, 2006 were as follows:

Name	Base Salary
Boris Lipkin	$400,000
Joseph Passarello	$235,000
Jon Opsal	$254,600

  An annual bonus based upon our achievement of operating targets and the attainment of individual goals by each named executive, each to be determined by the board and our president or chief executive officer on an annual basis;

  Customary fringe benefits including automobile allowances, life insurance and a cafeteria benefits plan; and

  Stock options as determined from time to time by our board of directors.

     Certain of the stock option agreements with our named executive officers provide that in the event of a change of control, the executive may be entitled to immediate vesting of his otherwise unvested stock options.

     Mr. Lipkin’s Employment Agreement

     Mr. Lipkin’s employment agreement does not set an employment period ending date. Nonetheless, his employment will automatically terminate upon his resignation, death or disability or termination for good reason (as defined in the agreement), or upon termination by Therma-Wave, with or without cause (as defined in the agreement).

     If Mr. Lipkin’s employment were terminated by us without cause or by him for good reason, he would be entitled to receive his then current base salary, a prorated portion of his bonus and fringe benefits for six months. If Mr. Lipkin’s employment were terminated by us for cause or if he resigned without good reason, he would be entitled to receive his then current base salary through the date of termination. If Mr. Lipkin became disabled, he would receive his then current base salary, a prorated portion of his bonus and fringe benefits for 12 months. If Mr. Lipkin’s employment were terminated by us without cause or by him for good reason within 24 months following a change of control (as that term is defined in his agreement), he would be entitled to his base salary, bonus and fringe benefits for 24 months. Any severance payments Mr. Lipkin would receive would be reduced by up to 50% of the amount of any compensation he receives from any other employment during the period he is receiving severance payments.

     Under his employment agreement, Mr. Lipkin has agreed not to compete with us during his employment period or to disclose any of our confidential information during his employment period or at any time thereafter. In addition, he has agreed to:

  not solicit any customer, supplier, licensee, licensor, franchisee or other business relation of ours while he is employed by us, during his severance period and for two years thereafter;

  not solicit or hire any of our employees for a period of two years following the date of his termination; and

  maintain the confidentiality of all of our trade secrets for two years following the end of his employment.

     In addition, Mr. Lipkin has agreed to disclose to us any and all inventions he creates relating to our business conceived or learned by him during his employment with us and acknowledge that these inventions will be our property.

     Mr. Passarello’s Employment Agreement

     Mr. Passarello’s employment under the agreement is at-will and may be terminated at any time with or without cause or notice. Under the employment agreement, Mr. Passarello is paid a base salary, an annual bonus of up to 35% of his base salary based on certain individual performance criteria, a car allowance, and is allowed to participate in other employee benefit programs of the Company.

      Mr. Passarello’s employment agreement also provides for the unvested portion of all stock options under the initial stock option grant to automatically accelerate in the event that his employment is terminated by the Company without cause, his employment is terminated for good reason, or he is assigned to a position that is not equivalent to his current position within 6 months of a change in control.

     In the event that Mr. Passarello is terminated without cause, he is entitled to severance pay equal to 6 months of his base salary in effect at termination. In the event that he is terminated without cause within 6 months of a change in control, his is entitled to severance pay equal to 12 months of his base salary in effect at termination.

     During Mr. Passarello’s employment period and thereafter, he has agreed not to disclose or use any confidential information or proprietary data of the Company.

     Mr. Opsal’s Employment and Change of Control Agreements

     Mr. Opsal’s employment agreement does not set an employment period ending date. Nonetheless, his employment will automatically terminate upon his resignation, death or disability or termination for good reason (as defined in the agreement), or upon termination by Therma-Wave, with or without cause (as defined in the agreement).

     Mr. Opsal’s employment agreement entitles him to be paid a base salary, an annual bonus based on the Company achieving certain corporate performance goals as well as individual goals and is allowed to participate in other employee benefit programs of the Company.

     If Mr. Opsal’s employment were terminated by us without cause or by him for good reason or as a result of disability, he would be entitled to receive his then current base salary, a bonus equal to 30% of his base salary in effect immediately prior to termination based on a 15 month severance period, and benefits for fifteen months after the date of such termination. If Mr. Opsal’s employment were terminated by us for cause or if he resigned without good reason, he would be entitled to receive his then current base salary through the date of termination. Any severance payments Mr. Opsal would receive would be reduced by up to 50% of the amount of any compensation he receives from any other employment during the period he is receiving severance payments.

     Under his employment agreement, Mr. Opsal has agreed not to compete with us during his employment period or to disclose any of our confidential information during his employment period or at any time thereafter. In addition, he has agreed to:

  not solicit any customer, supplier, licensee, licensor, franchisee or other business relation of ours while he is employed by us, during his severance period and for two years thereafter;

  not solicit or hire any of our employees for a period of five years following the date of his termination; and

  maintain the confidentiality of all of our trade secrets.

     In addition, Mr. Opsal has agreed to disclose to us any and all inventions he creates relating to our business conceived or learned by him during his employment with us and acknowledge that these inventions will be our property.

     In the event that Mr. Opsal’s employment is terminated by the Company without cause or his employment is terminated for good reason within 6 months after a change in control, Mr. Opsal’s change of control severance agreement provides that he is entitled to the following:

  the greater of his base salary for 6 months after termination or the severance as part of his employment agreement (see above);

  employee benefits for a period of 6 months after termination; and

  immediate of vesting of all stock options granted by the Company prior to the change in control.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires Therma-Wave’s directors, executive officers and greater-than-ten-percent stockholders to file reports with the SEC regarding changes in beneficial ownership of our Common Stock and Series B Preferred Stock and to provide us with copies of the reports. Based on our review of these reports and of certifications furnished to us, we believe that all of these reporting persons complied with the filing requirements for fiscal 2006.

PRINCIPAL STOCKHOLDERS

     The following table provides information with respect to the beneficial ownership of our voting securities, as of June 16, 2006 by:

  Any person (including any “group” as set forth in Section 13(d) (3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) known by us to be the beneficial owner of more than 5% of any class of our voting securities;

  each of our directors or those nominated to be a director;

  each of our named executive officers; and

  all directors, named executives and other executive officers as a group.

     The table includes the number of shares and percentage ownership represented by the shares determined to be beneficially owned by a person under the rules of the Securities and Exchange Commission. The number of shares beneficially owned by a person includes shares of Common Stock or Series B Preferred Stock that are subject to options and warrants held by that person that are currently exercisable or are exercisable within 60 days of June 16, 2006. Such shares are deemed outstanding for the purpose of computing the percentage of outstanding shares owned by that person but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. As of June 16, 2006, there were 37,114,067 shares of Common Stock and 10,400 shares of Series B Preferred Stock issued and outstanding. The shares of Series B Preferred Stock are convertible into 6,709,677 shares of Common Stock. Unless otherwise indicated, the address of each of the individuals listed below is c/o Therma-Wave, Inc., 1250 Reliance Way, Fremont, California 94539.

	Shares Beneficially Owned
	Number of	Percentage of
	Shares of	Common Stock
Name	Common Stock	Ownership
North Run Capital LP (1)	4,386,900	11.6%
Galleon Management, L.P. (2)	3,586,033	9.7%
Boris Lipkin, President, Chief Executive Officer and Director (3)	759,449	2.0%
Papken Der Torossian, Chairman of the Board (7)	661,940	1.8%
Jon L. Opsal, Senior Vice President, Chief Technical Officer (5)	404,631	1.1%
Joseph Passarello, Senior Vice President, Chief Financial Officer and
Secretary (4)	59,950	*
Brian Renner, Senior Director of U.S. Sales (5)	63,828	*
Raul Tan (6)	72,737	*
David E. Aspnes, Director (5)	57,061	*
G. Leonard Baker, Jr., Director (8)	348,999	*
John D’Errico, Director (5)	51,561	*
Gregory Graves, Director (5)	—	*
Peter R. Hanley, Director (5)	19,582	*
Nam Pyo Suh, Director (5)	19,582	*
Lawrence Tomlinson, Director (5)	19,582	*
John Willinge, Director (5)	—	*
All Directors, Named Executives Officers and Other Executive
Officers as a Group (14 persons)	2,538,902	6.5%

	Shares Beneficially Owned
	Number of	Percentage
	Shares of	of Series B
	Series B	Preferred Stock
Name	Preferred Stock	Ownership
Deephaven Capital Management LLC (9)	5,200	50.0%
North Run Capital LP (10)	5,200	50.0%

____________________

*	Less than one percent.

(1)	The information concerning shares owned has been derived from Form 13F dated March 31, 1006 and filed on May 15, 2006 by North Run capital LP. The shares listed in the table include 780,000 shares of Common Stock that can be acquired upon the exercise of outstanding warrants within 60 days following June 16, 2006. The address of North Run Capital LP is One International Place, Suite 2401, Boston, MA, 02110.

(2)	The information concerning shares owned has been derived from Form 13F dated March 31, 2006 and filed on May 16, 2006 by Galleon Management, L.P. The shares of Common Stock being reported as beneficially owned by Galleon Management are held through various affiliated entities. The address of Galleon Management, L.P. is 135 East 57th Street, 16th Floor, New York, NY 10022.

(3)	The shares listed in the table include 731,250 shares of Common Stock that can be acquired upon the exercise of outstanding options within 60 days following June 16, 2006.

(4)	The shares listed in the table include 46,875 shares of Common Stock that can be acquired upon the exercise of outstanding options within 60 days following June 16, 2006.

(5)	The shares listed in the table can be acquired upon the exercise of outstanding options within 60 days following June 16, 2006.

(6)	The shares listed in the table include 57,487 shares of Common Stock that can be acquired upon the exercise of outstanding options within 60 days following June 16, 2006.

(7)	Of these shares, 209,800 shares are held in a family trust of which Mr. Der Torossian is a trustee. Mr. Der Torossian disclaims beneficial ownership in these shares except to the extent of his pecuniary interest in the trust. The other, 298,032 shares can be acquired upon the exercise of outstanding options within 60 days following June 16, 2006.

(8)	Of these shares, 69,831 shares are held by a trust of which Mr. Baker is a trustee and 116,800 shares are held by a limited partnership of which Mr. Baker is a general partner. Mr. Baker disclaims beneficial ownership in these shares except to the extent of his pecuniary interest in the trust and limited partnership, respectively. Also, 21,907 of these shares are held in a retirement trust for the benefit of Mr. Baker and 11,561 of these shares reflect options that can be exercised within 60 days following June 16, 2006.

(9)	The information concerning shares owned has been derived from a Schedule 13D dated November 22, 2005 and filed on December 28, 2005. The address of Deephaven Capital Management LLC is 130 Cheshire Lane, Suite 120, Minnetonka, MN 55305.

(10)	The information concerning shares owned has been derived from a Schedule 13D dated November 22, 2005 and filed on December 1, 2005. The address of North Run Capital LP is One International Place, Suite 2401, Boston, MA, 02110.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

     Under the rules of the SEC, this compensation committee report is not deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filings with the SEC.

     The board’s compensation committee is currently comprised of Messrs. Aspnes, Baker, Hanley, Suh and Willinge. None of these compensation committee members is employed by Therma-Wave and each is an independent director under NASDAQ’s rules.

     The compensation committee’s responsibilities include:

  developing guidelines for and review of the compensation and performance of the company’s officers, including the chief executive officer;

  adopting and changing the company’s compensation policies and practices and reporting its recommendations to the full board;

  administering the company’s stock plans, including approval of all share authorizations and option grants; and

  determining the parameters within which the company’s executives are compensated.

     In reviewing the company’s compensation programs, the compensation committee adheres to a compensation philosophy that focuses management on achieving financial and operating objectives which provide long-term stockholder value with the goal of aligning the interest of senior management with those of the company’s stockholders. We consider the following key components to executive compensation:

•	base salary,	•	annual bonus,

•	long-term equity incentives, particularly stock options,	•	accumulated realized and unrealized stock option gains,

•	the dollar value to the executive and the cost to the company of all perquisites and other personal benefits, and	•	the actual and projected payout obligations under several potential severance and change-in-control scenarios.

     The committee has set forth below a discussion as to how the executive officers’ compensation was determined. In making its recommendations to the full board concerning adjustments to compensation levels, the compensation committee considers the financial condition and operational performance of the company during the prior year and the progress that the executives helped the company make during the year.

     Base Salary. In fiscal 2006, the base salary for each executive officer of the company was determined based on the expected level of responsibility of the executive officer and competitive market conditions in accordance with the officer’s employment agreement, if applicable. The committee aims to set base salaries at levels that are competitive with those paid to senior executives with comparable qualifications, experience and responsibilities at other companies in our industry. The committee believes this is necessary to attract and retain the executive talent required to form a stable management team to lead the company. This is particularly true given the competitive environment for executive talent in Silicon Valley, where our headquarters are located. Salaries are usually either reviewed annually or in connection with promotions, and industry and peer group salaries are considered in making determinations.

     The company established an Executive Deferred Compensation Plan in 2000 which was terminated during fiscal 2005. As a result of the termination, several of our executives received large payments from the company which accounted for deferred compensation the executives had paid into the plan in previous years. We did not consider these deferred compensation payments as compensation to the executives for fiscal year 2005 since the payments represented compensation that had been forgone by the executives in previous years.

     Annual Bonus. Each executive officer of the company is eligible to earn a bonus based upon individual performance during the fiscal year and the company’s performance generally. For fiscal year 2006, the compensation committee considered the achievement of each executive’s budget goals against the annual operating budget approved by the board for the fiscal year to determine each individual’s achievement in his area of oversight. No bonuses were earned during fiscal 2006.

     Long-Term Equity Incentives. The committee believes that stock options directly link the compensation of executive officers with the appreciation realized by the company’s stockholders. Stock options are viewed as a critical tool to attract and retain highly qualified executives, and are a major component of the compensation package, consistent with practices throughout the electronics and semiconductor industries. The compensation committee has broad authority to award equity-based compensation arrangements to any eligible employee, consultant or advisor of the company. Since the ultimate value of stock options bears a direct relationship to the market price of the Common Stock, the compensation committee believes that equity incentive awards are an effective method to encourage management to create value for the Therma-Wave’s stockholders.

     Under our 2000 Equity Incentive Plan, which is the only stock option plan under which options can currently be issued, options are granted at their fair market price and expire up to ten years after the date of grant. Vesting generally occurs over a four-year period, however it may be accelerated in some circumstances following a change of control of the company. We awarded stock options in varying amounts to all of select executives during fiscal 2006.

     Executives are also entitled to participate in the company’s 2000 Employee Stock Purchase Plan through which they can purchase the company’s stock at a 15% discount to its fair market value. Each employee determines whether he or she will participate in this plan and, if so, to what extent.

     The Committee’s Conclusion. Based on our consideration of all of the factors discussed above, we find that the Chief Executive Officer’s and the other executives’ total compensation (and, in the case of the severance and change-in-control scenarios, the potential payouts) in the aggregate to be reasonable and not excessive. It should be noted that when the committee considers any component of the company’s executives’ total compensation, the aggregate amounts and mix of all the components, including accumulated (realized and unrealized) option gains are taken into consideration in the committee’s decision.

     CEO Compensation. Boris Lipkin has served as President and Chief Executive Officer of Therma-Wave since early 2003. The committee adheres to the same compensation principles described above and applied to all executives in determining Mr. Lipkin’s compensation. Mr. Lipkin’s base salary was set at $400,000 for the fiscal year ended April 2, 2006. Mr. Lipkin’s employment agreement provides that he is eligible to receive a bonus of up to 50% of his base salary based on the company reaching certain targets set by the board. No bonuses were earned in fiscal 2006.

     The committee considered the difference between Mr. Lipkin’s compensation and the compensation of the company’s other executives in all of the areas of compensation listed above and determined that this difference was appropriate given Mr. Lipkin’s achievements.

     Limitation on Deductibility of Certain Compensation for Federal Income Tax Purposes. The Internal Revenue Code precludes the company from taking a deduction for compensation in excess of $1 million for certain executive officers. Certain performance-based compensation is specifically excluded from the deduction limit. The company’s policy is to qualify, to the extent reasonable, the compensation of executive officers for deductibility under applicable tax laws. However, the committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executives who will further the company’s success, and that the loss of a tax deduction may be necessary in some circumstances. The company’s incentive and stock option plans are nevertheless designed to qualify as performance based plans within the meaning of the Internal Revenue Code so as to preserve deductibility by the company of the compensation paid under them.

     The foregoing report has been approved by all members of the compensation committee.

G. Leonard Baker, Jr., Chairman
David Aspnes
Peter R. Hanley
Nam Pyo Suh
John Willinge

AUDIT COMMITTEE REPORT

     Under the rules of the SEC, this audit committee report is not deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filings with the SEC.

     The audit committee is responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm, and for the pre-approval of audit services and permissible non-audit services. The independent registered public accounting firm reports directly to the audit committee.

     The audit committee has reviewed the relevant requirements of the Sarbanes-Oxley Act of 2002 and the related rules of the Securities and Exchange Commission and the NASDAQ National Market regarding audit committee composition, procedures and responsibilities. Although the audit committee’s existing procedures and responsibilities generally complied with the requirements of these rules and standards, the board of directors has adopted amendments to the audit committee’s charter to implement certain of the rules and to make explicit its adherence to others. A copy of the committee’s amended charter is attached to this proxy statement as Appendix A.

     Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with generally accepted accounting principles, the system of internal controls, and procedures used to ensure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm audits the Company’s financial statements, management’s assessment of internal control over financial reporting and the effectiveness of internal control over financial reporting. The audit committee’s responsibility is to monitor and review these processes and procedures; however, the members of the audit committee are not professionally engaged in the practice of accounting or auditing. The audit committee relies, without independent verification, on the information provided to the committee and on the representations made by management that the financial statements have been prepared in conformity with generally accepted accounting principles.

     The audit committee reviewed and discussed the audited financial statements with management. The audit committee also met with PricewaterhouseCoopers LLP, with and without management present, to discuss the results of its independent audit. In addition, the audit committee reviewed and discussed the audited consolidated financial statements for fiscal year 2006 and held discussions with management and PricewaterhouseCoopers LLP on the quality, not just the acceptability, of our accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The audit committee reviewed and discussed with management, management’s report on the Company’s internal control over financial reporting and reviewed and discussed with PricewaterhouseCoopers LLP, PricewaterhouseCoopers LLP’s integrated audit report on the consolidated financial statements, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of internal control over financial reporting.

     The audit committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by SAS 61 “Codification of Statements on Accounting Standards”, as amended by SAS 89 “Audit Adjustments”, and SAS 90 “Audit Committee Communications”, which includes, among other items, matters related to the conduct of the audit of our financial statements and other matters relating to the auditor’s judgments about the acceptability and the quality of the company’s accounting principles.

     PricewaterhouseCoopers LLP has provided the audit committee with a formal written statement describing all relationships between the registered public accounting firm and the company that might bear on the registered public accounting firm’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The audit committee discussed with the registered public accounting firm any relationships that may have an impact on their objectivity and independence and satisfied itself as to the registered public accounting firm’s independence. The audit committee also reviewed, among other things, the amount of fees paid to PricewaterhouseCoopers LLP for audit and non-audit services and considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP independence. PricewaterhouseCoopers LLP did not provide any financial information systems design or implementation services to the company during the fiscal year ended April 2, 2006.

     Based on these reviews and discussions with management and PricewaterhouseCoopers LLP, and subject to our role and responsibilities described above and in the revised Audit Committee Charter, the audit committee recommended to the board of directors that the audited financial statements should be included in the company’s Annual Report on Form 10-K for the year ended April 2, 2006 for filing with the Securities and Exchange Commission.

     The foregoing has been approved by all members of the audit committee.

Lawrence Tomlinson, Chairman
G. Leonard Baker, Jr.
John D’Errico
Gregory Graves

PERFORMANCE GRAPH

     The following graph shows the cumulative total stockholder return on our Common Stock since March 31, 2002 compared to the return of the Philadelphia Semiconductor Index and the NASDAQ National Market Index. The graph assumes that the value of the investment in our Common Stock and each index was $100.00 on April 2, 2000.

		Philadelphia	NASDAQ National
		Semiconductor	Market (U.S.)
	Therma-Wave, Inc.	Index	Index
March 31, 2002	$100.00	$100.00	$100.00
March 30, 2003	$3.19	$52.08	$74.22
March 28, 2004	$25.42	$80.51	$106.21
April 3, 2005	$11.57	$69.08	$108.34
April 2, 2006	$11.22	$83.94	$126.79

WHERE CAN I GET MORE INFORMATION?

     Therma-Wave files annual, quarterly and special reports, proxy statements and other information with the SEC. Therma-Wave’s SEC filings are available to the public over the Internet at the SEC’s web site at http://www. sec.gov. You may also read and copy any document Therma-Wave files with the SEC at its public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

     Enclosed with this proxy statement is a copy of Therma-Wave’s annual report on Form 10-K for the fiscal year ended April 2, 2006, along with the accompanying financial statements and schedules. If you would like copies of any other recently filed documents, please contact Investor Relations, Therma-Wave, Inc. 1250 Reliance Way, Fremont, California 94539, (510) 668-2200.

KEEP YOUR ADDRESS CURRENT

     It is important that you keep our transfer agent, EquiServe Trust Company, N.A., informed of your current address. EquiServe’s address is 250 Royall Street, Canton, Massachusetts 02021; telephone: (816) 843-4299; www.equiserve.com.

APPENDIX A

Therma-Wave, Inc.
Audit Committee Charter
(As Approved by the Audit Committee and Board on May 5, 2005)

     The Audit Committee is a committee of the Board of Directors (the “Board”). Its primary function is to assist the Board of Therma-Wave, Inc., a Delaware corporation, (the “Company”) in fulfilling its oversight responsibilities. The Audit Committee oversees the Company’s internal controls over accounting and financial reporting processes to assure they are effective and oversees the independent audit of the Company’s financial statements.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”) and applicable rules and regulations. The Company’s management is responsible for preparing the financial statements and the independent registered public accounting firm is responsible for auditing those financial statements.

    Charter of the Audit Committee

1.	To oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

2.	To oversee that management has established, documented, maintained and periodically re-evaluates its processes to assure that internal control over financial reporting systems is functioning effectively within the Company; and

3.	To be responsible for the appointment, compensation, independence and oversight of the work of the Company’s independent registered public accounting firm.

    Membership of the Audit Committee

1.	The Audit Committee shall consist of at least three independent (as defined in Section 10(A)(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and NASDAQ Marketplace Rule 4200) members of the Board who shall serve at the pleasure of the Board;

2.	Audit Committee members and the Audit Committee Chairman shall be designated by the full Board upon the recommendation of the Nominating and Governance Committee

3.	Members of the Audit Committee shall have a familiarity with basic finance and accounting practices and shall be able to read and understand financial statements; and

4.	The Board will endeavor to ensure that at least one member of the Audit Committee has employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

5.	No member of the Board shall serve on the Audit Committee if they are deemed an affiliated person of the Company or any subsidiary of the Company, consistent with Section 10A(m) of the Exchange Act and Rule 10A-3 there under; and

6.	No member of the Board must have participated in the preparation of financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

    General Duties and Powers

1.	Hold at least four regular meetings per year and such special meetings as may be called by the Chairman of the Audit Committee or at the request of the independent registered public accounting firm or management, and include in such meetings members of management to provide information as needed. The Audit Committee shall invite the independent registered public accounting firm to attend the meetings as deemed necessary by the Audit Committee.

2.	Meet with the independent registered public accounting firm, and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee, and resolve any disagreements between the parties.

3.	Provide independent, direct communication between the Board, management and the independent registered public accounting firm.

4.	Report to the Board following the meetings of the Audit Committee such recommendations as the Audit Committee deems appropriate.

5.	Maintain minutes or other records of meetings and activities of the Audit Committee.

    Duties and Powers Related to the Company’s Relationship with the Independent Registered Public Accounting Firm

1.	Be responsible for the appointment (subject, if applicable, to shareholder ratification), compensation (which the Company shall pay), independence and oversight of the work of the Company’s independent registered public accounting firm;

2.	Review and approve the independent registered public accounting firms’ annual engagement letter;

3.	Have the independent registered public accounting firm report directly to the Audit Committee, and oversee audit partner rotation as required by law;

4.	Receive annually from the independent registered public accounting firm a formal written statement delineating all relationships between the independent registered public accounting firm and the Company, consistent with Independence Standards Board Standard 1;

5.	Actively engage in a dialogue regarding any disclosed relationship or services performed by the independent registered accounting firm that might impact the independent registered public accounting firms’ objectivity and independence and take, or recommend that the full Board take, appropriate action to oversee and satisfy itself annually of the independence of the independent registered accounting firm.

6.	Discuss the planning and staffing of the audit with the independent registered public accounting firm prior to the audit.

    Independent Registered Public Accounting Firm Services Pre-Approval Policy

1.	Specifically review and pre-approve the engagement terms and fees of the following services provided by the independent registered public accounting firm to the Company and approve, if necessary, any changes in terms, conditions and fees related to the following:

(a)	all audit services;

(b)	all audit-related services such as assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent registered public accounting firm, so long as the Audit Committee believes that the provision of audit-related services does not impair the independence of the independent registered public accounting firm;

(c)	all tax services to the Company such as tax compliance, tax planning and tax advice so long as the Audit Committee believes that the provision of audit-related services does not impair the independence of the independent registered public accounting firm;

(d)	all other permissible non-audit services such as those permissible non-audit services that it believes are routine and recurring services that would not impair the independence of the independent registered public accounting firm;

The Audit Committee’s responsibility to approve the services listed above shall be subject to the de minimus exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The term of any pre-approval shall be 12 months from the date of the pre-approval unless the Audit Committee specifically provides otherwise.

2.	Not approve the independent registered public accounting firm to conduct any non-audit services which are prohibited by the Securities and Exchange Commission’s rules and relevant guidance.

3.	Require from the independent registered public accounting firm detailed back-up documentation regarding the specific services to be provided prior to granting any pre-approval.

4.	If and when appropriate, form and delegate authority to subcommittees consisting of one or more members the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such a subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

    Duties and Powers Relating to the Company’s Internal Audit Procedures

1.	Review the adequacy of the Company’s systems of internal control over financial reporting;

2.	Obtain from the independent registered public accounting firm and management their recommendations regarding internal controls over financial reporting and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and review the correction of controls deemed to be deficient;

3.	Review and approve the Company’s internal audit plans and reports, annual audit plans and budgets;

    Duties and Powers Relating to the Company’s Financial Statements and Disclosure

1.	Confer with the independent registered public accounting firm and management concerning the scope of their examinations of the books and records of the Company and its subsidiaries to audit management’s assessment of internal control over financial reporting and the effectiveness of internal control over financial reporting including ; direct the attention of the independent registered public accounting firm to specific matters or areas deemed by the Audit Committee or management to be of special significance; and authorize the independent registered public accounting firm to perform such supplemental review or audits as the Audit Committee may deem desirable;

2.	Discuss with the independent registered public accounting firm their documentation regarding (a) all critical accounting policies and practices used by the Company, (b) all material alternative accounting treatments within GAAP that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the accounting firm, and (c) other material written communications between the accounting firm and management such as any management letter or schedule of “unadjusted differences;”

3.	Review with management and the independent registered public accounting firm significant risks and exposures, audit activities and significant audit findings;

4.	Discuss with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information and any significant disagreements with management;

5.	Review and discuss with management and the independent registered public accounting firm the Company’s audited annual financial statements and the independent registered public accounting firms’ opinion rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application thereof, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K;

6.	Review and discuss with management and the independent registered public accounting firm the Company’s interim financial statements before they are filed on Form 10-Q;

7.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls;

8.	Review the Company’s quarterly earnings releases and the Company’s annual fiscal year earnings release, including the use of “non-GAAP” or “adjusted” non-GAAP information as well as financial information and earnings guidance, before such releases are made public;

9.	Discuss with management and the independent registered public accounting firm any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies;

    Duties and Powers Relating to Compliance Oversight

1.	Approve all transactions between the Company and any affiliate or related party;

2.	Obtain assurance from the independent registered public accounting firm that, in the course of their audit, the independent registered public accounting firm have not become aware that any illegal act has occurred at the Company;

3.	Conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities;

4.	Establish procedures to receive, retain and treat complaints, including confidential, anonymous complaints, regarding accounting, internal accounting controls, or auditing matters;

5.	Engage independent legal, accounting or other outside advisors in circumstances where the Audit Committee determines that retaining outside advisors is in the best interests of the Company and its shareholders and determine the appropriate compensation for any advisors, which funding shall be paid by the Company; and

6.	Consider such other matters in relation to the financial affairs of the Company and its accounts, and in relation to any internal and external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable.

THERMA-WAVE, INC.
1250 RELIANCE WAY
FREMONT, CA 94539

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

 THERMA-WAVE, INC.

The Board of Directors recommends a vote "FOR" all nominees in Proposal No. 1 and "FOR" Proposal No. 2.

Vote On Directors				For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's name on the line below.
1.	Election of Directors - Nominees: 01) G. Leonard Baker, Jr. 02) Gregory Graves 03) Boris Lipkin 04) John Willinge

Vote On Proposal							For	Against	Abstain

2.	The proposal to ratify the appointment of PricewaterhouseCoopers LLP as auditors of the Company for the fiscal year ending April 1, 2007.						☐	☐	☐

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

THERMA-WAVE, INC. PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Annual Meeting of Stockholders Thursday, August 17, 2006

        The undersigned stockholder of THERMA-WAVE, INC., a Delaware corporation, hereby appoints Boris Lipkin and Joseph Passarello, or either of them, voting singly in the absence of the other, attorneys and proxies, with full power of substitution and revocation, to vote, as designated on the reverse side, all shares of Common Stock of THERMA-WAVE, INC., that the undersigned is entitled to vote at the Annual Meeting of Stockholders of said corporation to be held at 1250 Reliance Way, Fremont, CA 94539 on August 17, 2006, at 11:00 AM (Pacific Daylight Saving Time) and at any adjournment thereof, in accordance with the instructions on the reverse side.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted "FOR" all nominees in Proposal No. 1 and "FOR" Proposal No. 2. The proxies are authorized to vote as they may determine in their discretion upon such other business as may properly come before the meeting.

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